SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

(Amendment No.         )

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VALIC COMPANY I
(Name of Registrant as Specified in its Charter)

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VALIC COMPANY I

SMALL CAP AGGRESSIVE GROWTH FUND

2929 ALLEN PARKWAY

HOUSTON, TEXAS 77019

September 9, 2011

Dear Participant:

We are writing to inform you of the recent change of sub-adviser of the Small Cap Aggressive Growth Fund (the “Fund”), a series of VALIC Company I (“VC I”). On August 1-2, 2011, the Board of Directors of VC I (the “Board”) approved the termination of Well Capital Management Incorporated as the investment sub-adviser of the Fund and approved RS Investment Management Co. LLC (“RS Investments”) as the new sub-adviser of the Fund. On August 22, 2011, RS Investments began managing the Fund.

The change of sub-adviser did not result in any changes to the Fund’s investment objective, principal investment strategies, principal investment risks, or to the expenses payable by the Fund. As a matter of regulatory compliance, we are sending you this Information Statement, which includes information about the Fund, RS Investments and the terms of the investment sub-advisory agreement with RS Investments, which the Board has approved.

This document is for your information only and you are not required to take any action. Should you have any questions regarding the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,

Kurt W. Bernlohr
President
VALIC Company I

VALIC COMPANY I

SMALL CAP AGGRESSIVE GROWTH FUND

2929 ALLEN PARKWAY

HOUSTON, TEXAS 77019

INFORMATION STATEMENT

Introduction

You have received this information statement because on August 22, 2011, you owned interests in the Small Cap Aggressive Growth Fund (the “Fund”), a series of VALIC Company I (“VC I”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund’s Board of Directors (the “Board”) to replace the sub-adviser of the Fund.

At a meeting held on August 1-2, 2011, the Board, including a majority of the directors who are not interested persons as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Directors”), approved RS Investment Management Co. LLC (“RS Investments”) as the new sub-adviser to the Fund and approved the termination of Wells Capital Management Incorporated (“Wells Capital”) as the sub-adviser to the Fund. In connection with the approvals, the Board approved an investment sub-advisory agreement between RS Investments and The Variable Annuity Life Insurance Company (“VALIC”) (the “RS Investments Sub-Advisory Agreement”). RS Investments assumed sub-advisory responsibilities of the Fund on August 22, 2011.

VC I has received an exemptive order from the Securities and Exchange Commission (“SEC”) which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Directors, must first approve each new sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change would be beneficial to shareholders. As required by this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This information statement is being mailed on or about September 9, 2011, to all participants in a Contract or Plan who were invested in the Fund as of the close of business on August 22, 2011 (the “Record Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A

PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND

YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

The Adviser and its Responsibilities

VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs one or more sub-advisers who make investment decisions for the Fund. A sub-adviser makes investment decisions for the Fund according to the Fund’s investment objective and restrictions. Subject to the oversight of VALIC, a sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings to meet the Fund’s investment objective and the applicable performance benchmark.

As the investment adviser to the Fund, VALIC monitors the sub-adviser and compares the Fund’s performance with relevant market indices and other funds with comparable investment objectives and strategies. VALIC monitors the sub-adviser’s compliance with the policies and procedures of the Fund and VALIC and regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended RS Investments as a new sub-adviser to the Fund after conducting research and performing qualitative and quantitative analysis of other candidate firms and its organizational structures, investment processes and styles and long-term performance records, before making its final recommendation.

The Investment Advisory Agreement between VALIC and VC I (the “Advisory Agreement”) was last approved at a meeting held on August 1-2, 2011. Under the Advisory Agreement, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended May 31, 2011 was 0.85% of average daily net assets or $755,195.

The Fund’s Investment Objective, Principal Investment Strategies and Risks

There were no material changes to the Fund’s investment objective as a result of the change of sub-adviser. The Fund continues to seek capital growth by investing, under normal circumstances, at least 80% of its net assets in small-capitalization companies.

RS Investments’ investment team employs both rigorous fundamental analysis and quantitative screening to identify potential investment candidates that the investment team believes have greater earnings potential than expected by the market. Investment candidates typically exhibit some or all of the following key criteria: strong organic revenue growth, expanding margins and profitability, defensible competitive advantages, growing market share and experienced management teams. Valuation is an integral part of the investment process and purchase decisions are based on the investment team’s expectation of the potential reward relative to risk of each security based on the investment team’s proprietary earnings calculations.

With the change of sub-adviser, the principal investment strategies and risks of the Fund changed. RS Investments does not invest in derivative securities, investment grade debt securities, or warrants as principal investment strategies for the Fund and, thus, “Derivatives Risk,” “Credit Risk,” “Interest Rate Fluctuations Risk” and “Special-Situations Risk” were removed as principal investment risks.

The RS Investments Sub-Advisory Agreement

Pursuant to the RS Investments Sub-Advisory Agreement, RS Investments agreed to provide an investment program and be responsible for the investment and reinvestment of the Fund’s assets. RS Investments will select securities for the Fund, subject to VALIC’s oversight. RS Investments may place trades through brokers of its choosing and will take into consideration the quality of the brokers’ services and execution.

The RS Investments Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the RS Investments Sub-Advisory Agreement, or for any losses sustained in connection with, among other things, the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The RS Investments Sub-Advisory Agreement provides, after an initial two year period, for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund; and (ii) in either case the Independent Directors. The RS Investments Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days’ written notice. The RS Investments Sub-Advisory Agreement is attached to this information statement as Exhibit A.

Effective Dates. The RS Investments Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Directors, on August 2, 2011. The effective date of the RS Investments Sub-Advisory Agreement was August 22, 2011. The Board will review the RS Investments Sub-Advisory Agreement again in 2013.

Sub-advisory Fees. For the fiscal year ended May 31, 2011, VALIC paid Wells Capital $488,656 which equaled 0.55% of the Fund’s average daily net assets. The sub-advisory fee rate payable to RS Investments is the same as the sub-advisory fee rate payable to Wells Capital. There is no change in the advisory fee paid by the Fund as a result of the termination of Wells Capital or the approval of RS Investments as the sub-adviser to the Fund.

Board Considerations

At an in-person meeting held on August 1-2, 2011, the Board, including the Independent Directors, approved the RS Investments Sub-Advisory Agreement with respect to the Fund. The Board considered that RS Investments would replace Wells Capital as the sub-adviser responsible for the day-to-day management of the Fund’s assets. The Board noted that the Wells Capital investment team that had been responsible for the day-to-day management of the Fund’s investments departed Wells Capital in March 2011, and that following a search for a replacement sub-adviser, VALIC recommended RS Investments as a replacement. In connection with the approval of the RS Investments Sub-Advisory Agreement, the Board approved the termination of Wells Capital as the sub-adviser of the Fund.

The Board received materials relating to certain factors the Board considered in determining to approve the RS Investments Sub-Advisory Agreement. Those factors included: (1) the nature, extent and quality of services to be provided by RS Investments; (2) RS Investments’ sub-advisory fee rate compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives (“Subadvisory Expense Group/Universe”), as selected by Lipper, Inc. (“Lipper”), an independent third-party provider of investment company data; (3) the investment performance of the Fund compared to performance of comparable funds as selected by Lipper (“Performance Group”) and against the Fund’s benchmark (the “Benchmark”), and the investment performance of a comparable fund managed by RS Investments against the Fund’s Morningstar category, Benchmark and the Fund’s performance; (4) the costs of services and the benefits potentially to be derived by RS Investments, (5) whether the Fund would benefit from possible economies of scale by engaging RS Investments; (6) the profitability of RS Investments; and (7) the terms of the RS Investments Sub-Advisory Agreement.

In considering whether to approve the RS Investments Sub-Advisory Agreement, the Board also took into account presentations made at the August 2011 meeting by members of management as well as presentations made by representatives from RS Investments who responded to questions posed by the Board and management. The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of the approval of the RS Investments Sub-Advisory Agreement. The matters discussed below were also considered separately by the Independent Directors in executive session.

Nature, Extent and Quality of Services. The Board considered the nature, extent and quality of services to be provided to the Fund by RS Investments. The Board also considered that RS Investments’ management of the Fund is subject to the oversight of VALIC and the Board, and the Fund must be managed in accordance with its investment objective, policies and restrictions as set forth in its prospectus and statement of additional information. The Board considered information provided to it regarding the services to be provided by RS Investments. The Board considered the qualifications, background and responsibilities of RS Investments’ investment and compliance personnel who would be responsible for providing investment management services to the Fund. The Board considered the investment strategies, investment style and investment processes that would be implemented by RS Investments’ portfolio team. The Board took into account RS Investments’ financial condition.

The Board, including a majority of the Independent Directors, concluded that the scope and quality of advisory services to be provided by RS Investments under the RS Investments Sub-Advisory Agreement would be satisfactory.

Fees and Expenses; Investment Performance. The Board received and reviewed the Fund’s sub-advisory fee rates compared against the Subadvisory Expense Group/Universe. The Board also considered that VALIC negotiated the sub-advisory fee rates at arms-length and that the sub-advisory fees are paid by VALIC out of the advisory fees it receives from the Fund. The Board considered that the sub-advisory fee rate payable to RS Investments contains breakpoints. RS Investments provided and the Board also considered expense information of comparable accounts managed by RS Investments to the extent such information was applicable.

The Board noted that the sub-advisory fee payable to RS Investments is equal to the sub-advisory fee payable to Wells Capital. The Board considered that the sub-advisory fee rate payable to RS Investments is equal to the median of the Subadvisory Expense Group and higher than the median of the Subadvisory Expense Universe. The Board took into account management’s discussion of the Fund’s expenses and noted that the Fund’s advisory fee rate would remain the same.

It was noted that the Board reviews regularly detailed performance information about the Fund. The Board received and reviewed information regarding the Fund’s investment performance compared against its Benchmark and Performance Group/Universe.

With respect to the Fund’s performance, the Board considered that management has closely monitored the Fund’s performance since December 2010 and that the portfolio management team responsible for the day-to-day management of the Fund’s investments departed Wells Capital in March 2011. The Board considered that the Fund was below the medians of its Performance Group/Universe and underperformed the Lipper VUF Small Cap Growth Index for the one-year period ended April 30, 2011 and was above the medians and outperformed the Lipper Index for the three- and five-year periods ended April 30, 2011. The Board also considered that the Fund underperformed its Benchmark, the Russell 2000® Growth Index, for the one-year period ended April 30, 2011 and outperformed the Benchmark for the three- and five-year periods ended April 30, 2011.

The Board also considered performance information presented by management of a comparable small cap growth fund managed by RS Investments (and the portfolio managers that would be responsible for managing the Fund) The Board noted that the comparable fund managed by RS Investments outperformed the Fund’s Morningstar category and Benchmark for the year-to-date, one-, three- and five- year periods ended June 30, 2011.

The Board concluded that the sub-advisory fees payable to RS Investments are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered. The Board also took into account management’s discussion of the Fund’s performance, including the departure of the Wells Capital portfolio management team and concluded that the engagement of RS Investments was in the best interests of the Fund.

Cost of Services and Benefits Derived and Profitability/Economies of Scale. The Board was provided information related to the cost of services and benefits derived in connection with the RS Investments Sub-Advisory Agreement. Management reported that it believed that any indirect costs are inconsequential to the analysis of the adequacy of the advisory and sub-advisory fees and that any collateral benefits derived as a result of providing advisory services to the Fund are de minimis. Because sub-advisory fees are paid by VALIC and not by the Fund, the Board determined that the costs of the services to be provided by RS Investments and its profitability from its relationship with the Fund was not a material factor in its deliberations with respect to consideration of approval of the RS Investments Sub-Advisory Agreement. For similar reasons, the Board also concluded that the potential for economies of scale in RS Investments’ management of the Fund was not a material factor in approving the RS Investments Sub-Advisory Agreement although the Board noted that the proposed sub-advisory fee schedule contained breakpoints.

Terms of the Sub-Advisory Agreement. The Board reviewed the terms of the RS Investments Sub-Advisory Agreement, including the duties and responsibilities undertaken by RS Investments. The Board also reviewed the terms of payment for services to be rendered by RS Investments and noted that VALIC would compensate RS Investments out of the advisory fees it receives from the Fund. The Board noted that the RS Investments Sub-Advisory Agreement provides that RS Investments will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the RS Investments Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the RS Investments Sub-Advisory Agreement were reasonable.

Conclusions. In reaching its decision to approve the RS Investments Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered. Each Director may have contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it, the considerations described above, and its deliberations, the Board, including a majority of the Independent Directors, concluded that it was in the best interests of the Fund and its shareholders to approve the RS Investments Sub-Advisory Agreement.

Information about RS Investments

RS Investments is a Delaware limited liability company that provides investment advisory services predominantly to institutional investors, pooled investment vehicles, and, in limited cases, high net worth individuals. RS Investments (through its predecessor firms) was founded in 1986. Guardian Investor Services LLC (“GIS”), a wholly owned subsidiary of The Guardian Life Insurance Company of America (“Guardian”), owns approximately 70% of the interests in RS Investments. RS Investments’ assets under management as of June 30, 2011, totaled $22.2 billion.

RS Investments is not affiliated with VALIC. No Director of VC I has owned any securities, or has had any material interest in, or a material interest in a material transaction with RS Investments or its affiliates since the beginning of the Fund’s most recent fiscal year.

The following chart lists the principal executive officers and the directors of RS Investments and their principal occupations. The business address of each officer and director is 388 Market Street, Suite 1700, San Francisco, CA 94111.

Name	Position with RS Investments and Principal Occupation
Terry R. Otton	Chief Executive Officer, RS Investments

James E. Klescewski	Chief Financial Officer, RS Investments

Benjamin L. Douglas	General Counsel, RS Investments

John J. Sanders, Jr.	Chief Compliance Officer, RS Investments

Deanna M. Mulligan	Director, RS Investments; President and Chief Executive Officer, The Guardian Life Insurance Company of America

Robert E. Broatch	Director, RS Investments; EVP, Chief Financial Officer, Risk and Operational Excellence, The Guardian Life Insurance Company of America

Margaret W. Skinner	Director, RS Investments; EVP and Chief Distribution Officer, The Guardian Life Insurance Company of America

Thomas G. Sorell	Director, RS Investments; EVP and Chief Investment Officer, The Guardian Life Insurance Company of America

Paul B. Guenther	Director, RS Investments; Retired President of PaineWebber Group, Inc.

G. Randall Hecht	Director, RS Investments; Private Investor

Michael G. McCaffery	Director, RS Investments; Chief Executive Officer, Makena Capital Management LLC

RS Investments is the investment adviser for 3 funds that have an investment objective similar to the Fund. The following chart shows the fee charged by RS Investments for advising these funds. RS Investments waived a portion of its management fees from the RS Small Cap Growth and RS Small Cap Equity Funds pursuant to contractual expense limitations on those funds’ total expenses.

Fund Name	Assets as of 6/30/11 (in millions)	Advisory Fee Rate
RS Small Cap Growth Fund	$615,198,262	0.95%
RS Small Cap Equity Fund	$125,698,621	0.75%
RS Small Cap Growth VIP	$108,379,116	0.75%

Other Service Agreements

VC I has service agreements with VALIC and SunAmerica Asset Management Corp. (“SAAMCo”) to provide transfer agency services as well as accounting and administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2011, the Fund paid VALIC $911 for transfer agency services rendered pursuant to its agreement and paid SAAMCo $62,193 for accounting and administrative services. SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund’s underwriter.

Brokerage Commissions

During the fiscal year ended May 31, 2011, the Fund did not pay any commissions to affiliated broker-dealers.

ANNUAL REPORTS

Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:

•	write to:
VALIC Company I
2929 Allen Parkway
Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.valic.com

SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company I, 2929 Allen Parkway, Houston, Texas 77019.

OWNERSHIP OF SHARES

As of the Record Date, there were 81,121,536 shares of the Fund outstanding. All shares of the Fund are owned by VALIC and its respective affiliates. To VALIC’s knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The directors and officers of VC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 22nd day of August, 2011, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and RS INVESTMENT MANAGEMENT CO. LLC, hereinafter referred to as the “SUB-ADVISER.”

VALIC and the SUB-ADVISER recognize the following:

(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)

VALIC is engaged as the investment adviser of VALIC Company I (“VC I”), pursuant to an Investment Advisory Agreement between VALIC and VC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. VC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	VC I currently consists of thirty-three portfolios (“Funds”):

Asset Allocation Fund

Blue Chip Growth Fund

Broad Cap Value Income Fund

Capital Conservation Fund

Core Equity Fund

Dividend Value Fund

Foreign Value Fund

Global Equity Fund

Global Real Estate Fund

Global Social Awareness Fund

Global Strategy Fund

Government Securities Fund

Growth & Income Fund

Growth Fund

Health Sciences Fund

Inflation Protected Fund

International Equities Fund

International Government Bond Fund

International Growth I Fund

Large Cap Core Fund

Large Capital Growth Fund

Mid Cap Index Fund

Mid Cap Strategic Growth Fund

Money Market I Fund

Nasdaq-100® Index Fund

Science & Technology Fund

Small Cap Aggressive Growth Fund

Small Cap Fund

Small Cap Index Fund

Small Cap Special Values Fund

Small-Mid Growth Fund

Stock Index Fund

Value Fund

In accordance with VC I’s Articles of Incorporation (the “Articles”), new Funds may be added to VC I upon approval of VC I’s Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)

VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

VALIC and the SUB-ADVISER agree as follows:

1.	Services Rendered and Expenses Paid by the SUB-ADVISER

The SUB-ADVISER, subject to the supervision and review of VALIC and VC I’s Board of Directors and in material conformity with (i) the 1940 Act, all applicable laws and regulations thereunder, (ii) all other applicable federal laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and all applicable state laws and regulations that VALIC notifies the SUB-ADVISER are applicable to the investment management of the Covered Fund(s); (iii) VC I’s Articles, Bylaws, registration statements, prospectus and the investment objectives, policies and restrictions of any Covered Fund(s) stated in the Covered Fund(s)’ prospectus and statement of additional information; and (iv) any applicable procedures adopted by VC I’s Board of Directors and provided to the SUB-ADVISER, shall:

(a)

manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination, in its discretion without prior consultation with VALIC or the VC I Board of Directors, of the industries, securities and other investments to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)

maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts or other derivatives) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

(c)

In performing its obligations under this Agreement, the SUB-ADVISER may, at its own discretion, and consistent with the obligations of Section 8 herein, delegate any or all of its discretionary investment, advisory and other rights, powers and functions hereunder to any advisory affiliate, without further written consent of VALIC provided that the SUB-ADVISER shall always remain liable for its obligations hereunder.

The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained by the Covered Fund(s) and its agents for valuation purposes are consistent with the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

In selecting brokers or dealers to execute transactions on behalf of the Covered Fund(s), the SUB-ADVISER will seek best execution, in a manner consistent with Part II of the SUB-ADVISER’s Form ADV and Section 28(e) of the Securities and Exchange Act of 1934, as amended (the “1934 Act”). The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization. Subject to the requirements of U.S. law, VALIC agrees that SUB-ADVISER may follow the SUB-ADVISER’S best execution policy, as described in Part II of the SUB-ADVISER’s Form ADV, which has been provided to VALIC and which may be amended from time-to-time. The SUB-ADVISER agrees to provide VALIC a copy of any material amendment to its best execution policy as soon as reasonably practicable after such amendment to the policy.

In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act and Rule 17e-1 thereunder, the SUB-ADVISER may engage its affiliates, the VALIC and its affiliates or any other subadviser to VC I and its respective affiliates, as broker-dealers or futures commission merchants to effect Covered Fund transactions in securities and other investments for a Covered Fund.

Notwithstanding anything to the contrary in this Agreement, to the extent that any market counterparty with whom the SUB-ADVISER deals requires information relating to the Covered Fund(s) (including but not limited to the identity and market value of the Covered Fund(s)), the SUB-ADVISER shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Covered Fund(s) in accordance with the terms of this Agreement.

VALIC hereby agrees that, in managing the Covered Fund, the SUB-ADVISER may execute trades in markets that are not “regulated markets” as that term is defined in the “Markets in Financial Instruments Directive” and may utilize a multilateral trading facility.

The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER that are trading through a single trading desk or system on the same trading day, if in the SUB-ADVISER’s reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER’S fiduciary obligations to the Covered Fund(s) and its other clients. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER’s evaluation that the Covered Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors, all as described in Part II of the SUB-ADVISER’s Form ADV.

VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund’s Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund’s Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC I’s Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and VC I promptly upon their reasonable written request copies of all of the Covered Fund(s)’ investment records and ledgers to assist VALIC and VC I in complying with regulations applicable to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC I’s Board of Directors such periodic and special reports as VALIC and VC I’s Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, within a reasonable time after receipt of such notice as agreed to by the SUBADVISER and VALIC the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

The SUB-ADVISER will not hold money or investments on behalf of VC I. The money and investments will be held by the Custodian of VC I. The SUB-ADVISER will arrange for the transmission to the Custodian for VC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC I (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC I, (ii) to deliver securities and other property against payment for VC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement or as provided by VALIC in writing to the Custodian.

VALIC will vote proxies relating to securities held by the Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors. VALIC will instruct the Custodian and other parties providing services to VC I promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s). The SUB-ADVISER shall not be responsible for taking any action on behalf of the Covered Funds in connection with any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Covered Fund(s) including, without limitation, to file proofs of claim or other documents related to such proceedings (the “Litigation”) or to investigate, initiate, supervise, or monitor the Litigation involving the Covered Funds’ assets.

The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or VC I other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.

Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder; provided, however, all brokerage commissions, taxes, charges and other costs incident to the purchase and sale of investments shall be charged to and paid from the Covered Fund. VALIC shall pay, or arrange for others to pay, all VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 3 of this Agreement.

The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.

2.	Confidentiality

The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as otherwise necessary in the ordinary course of performing its responsibilities under this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and disclose such non-public information only if VALIC or the VC I Board of Trustees has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such information is or hereafter otherwise is know by the SUB-ADVISER, or if such disclosure is expressly required or requested by applicable federal or state authorities (including the SUB-ADVISER’S regulatory examiners) or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information.

VALIC will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to perform its responsibilities under this Agreement or under the Investment Advisory Agreement between VALIC and VC I, and will keep confidential any non-public information obtained directly as a result of this relationship, and disclose such non-public information only if SUB-ADVISER has authorized such disclosure, or if such information is or hereafter becomes ascertainable from public or published information or trade sources, or if such information is or hereafter otherwise is know by VALIC, or if such disclosure is expressly required or requested by applicable federal or state authorities (including VALIC’s regulatory examiners) or to the extent such disclosure is reasonably required by VALIC’s or the Covered Fund(s)’auditors or attorneys in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Without limiting the foregoing, VALIC acknowledges that the securities holdings of the Covered Fund(s) constitute information of value to the SUB-ADVISER, and agrees: (1) not to use for any purpose, other than for VALIC or the Covered Fund(s), or their agents, to supervise or monitor the SUB-ADVISER, the holdings or other trading-related information of the Covered Fund(s); and (2) not to disclose the Covered Fund(s)’ holdings or transactions, except: (a) as required by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board of Directors of VC I, counsel to the Board of Directors of VC I, counsel to VC I, the administrator or any sub-administrator, the independent accountants and any other agent of VC I; (d) in accordance with VC I’s portfolio holdings disclosure policy, including other third parties service providers identified in VC I’s registration statement; or (e) as otherwise agreed to by the parties hereto in writing.

3.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time by written agreement executed by VALIC and the SUB-ADVISER, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of VC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the average of all of the determinations of net asset value, made in the manner provided in VC I’s constitutive documents, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than fifteen (15) days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC I.

4.	Scope of the SUB-ADVISER’s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies (including other accounts and investment companies following the same investment strategy as the Covered Fund(s) ), and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities on an equitable basis. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC. VALIC acknowledges that the SUB-ADVISER shall rely completely upon VALIC’s determination of whether and to what extent each Covered Fund(s) is in compliance with Subchapter M and Section 817(h) of the Code and that the SUB-ADVISER has no separate and independent responsibility to test for such compliance.

The SUB-ADVISER does not guarantee the future performance of the Covered Fund(s) or any specific level of performance, the success of any investment decision or strategy that SUB-ADVISER may use, or the success of SUB-ADVISER’s overall management of the Covered Fund(s). VALIC and VC I understand that investment decisions made for the Covered Fund(s) by the SUB-ADVISER are subject to various market, currency, economic, political and business risks and that those investment decisions will not always be profitable. The SUB-ADVISER will manage only the assets of the Covered Fund(s) allocated to its management by VALIC and in making investment decisions for the Covered Fund(s).

5.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:

(a)

The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)

The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC I with a copy of such code of ethics together with evidence of its adoption.

(c)

The SUB-ADVISER has provided VALIC and VC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

VALIC represents, warrants, and agrees as follows:

(a)

VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)

VALIC has the authority under the Investment Advisory Agreement between VALIC and VC I to delegate some or all of its responsibilities to one or more sub-advisers, and has obtained from each Covered Fund’s Directors and shareholders, as applicable, all approvals required under the 1940 Act for the SUB-ADVISER to perform the services, and to receive the fees, contemplated by this Agreement.

6.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC I’s Directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC I’s Board of Directors or a majority of that Covered Fund’s outstanding voting securities (as defined in the 1940 Act).

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC I as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC I’s Board of Directors or by vote of a majority of that Covered Fund’s outstanding voting securities on not more than 60 days’ nor less than 30 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days’ nor less than 30 days’ prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ prior written notice to VALIC, or upon such shorter or longer notice as may be mutually agreed upon by the parties.

7.	Indemnification

The SUB-ADVISER shall not be liable to VALIC, VC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

Notwithstanding the foregoing, VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, advertisements, or sales literature pertaining to VC I or a Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise directly (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, advertisements, or sales literature pertaining to VC I or a Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER.

Under no circumstances shall VALIC or the SUB-ADVISER be liable to any indemnified party for indirect, special or consequential damages, even if VALIC or the SUB-ADVISER is apprised of the likelihood of such damages.

Promptly after receipt by either VALIC or SUB-ADVISER (an “Indemnified Party”) under this Section 7 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the “Indemnifying Party”) under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified

Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

The provisions of this Section 7 shall survive the termination of this Agreement.

8.	Delegation

Except where prohibited by applicable law or regulation, SUB-ADVISER may employ an affiliate or a third party to perform any accounting, administrative, reporting and ancillary services required to enable SUB-ADVISER to perform its functions under this Agreement; provided however, that no such person shall serve or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC I with respect to them. Notwithstanding any other provision of this Agreement, SUB-ADVISER may provide information about the Fund to any such affiliate or other third party for the purpose of providing the services contemplated under this clause. SUB-ADVISER will act in good faith and due diligence in the selection, use and monitoring of affiliates and other third parties, and any delegation or appointment hereunder shall not relieve SUB-ADVISER of any of its obligations under this Agreement. SUB-ADVISER shall remain liable for SUB-ADVISER’S obligations hereunder and for all actions of any such affiliates, third parties or agents to the same extent as SUB-ADVISER is liable for its own actions hereunder. The compensation of any such persons will be paid by SUB-ADVISER, and no obligations will be incurred by, or on behalf of, VALIC, VC II or the Covered Fund(s) with respect to them.

9.	Customer Identification Program

To help the government fight the funding of terrorism and money laundering activities, SUB-ADVISER has adopted a Customer Identification Program, (“CIP”) pursuant to which SUB-ADVISER is required to obtain, verify and maintain records of certain information relating to its clients. In order to facilitate SUB-ADVISER’s compliance with its CIP, VALIC hereby represents and warrants that (i) the Fund’s taxpayer identification number or other government issued identification number is reflected on Schedule A, (ii) all documents provided to SUB-ADVISER are true and accurate as of the date hereof, and (iii) MassMutual agrees to provide to SUB-ADVISER such other information and documents that SUB-ADVISER requests in order to comply with SUB-ADVISER’s CIP.

10.	Other Matters

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund’s property. The SUB-ADVISER also agrees upon request of VALIC or VC I, to promptly surrender such books and records in accordance with the 1940 Act and rules thereunder; provided, however, that the SUB-ADVISER may retain copies of such books and records to the extent necessary to comply with applicable law or regulation. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b)(5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of VC I’s Prospectus, Statement of Additional Information, investment objectives, policies and restrictions, and any applicable procedures adopted by VC I’s Board of Directors, as currently in effect for the Covered Fund(s) and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC I or the Covered Fund(s) in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund(s) or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this Section 10 shall survive the termination of this Agreement.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein.

11.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of New York and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

12.	Amendment and Waiver

The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

13.	Notices

All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

If to VALIC:	With a copy to:

Attn: Kurt Bernlohr	Attn: Nori L. Gabert
2929 Allen Parkway, L13	2929 Allen Parkway
Houston, Texas 77019	Houston, Texas 77019

If to SUB-ADVISER:	With a copy to:

R.S. INVESTMENTS

The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By:	/s/ Kurt W. Bernlohr
Name:	Kurt W. Bernlohr
Title:	Senior Vice President

ATTEST:

Attest:	/s/ Nori L. Gabert
Name:	Nori L. Gabert
Title:	Vice President & Secretary (VC I)

RS Investment Management Co. LLC

By:	/s/ James E. Klescewski
Name:	James E. Klescewski
Title:	Chief Financial Officer

ATTEST:

Attest:	/s/ Rebecca White
Name:	Rebecca White
Title:	Institutional Client Services Associate

SCHEDULE A

COVERED FUND(S)

Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

Covered Fund	Fee

Small Cap Aggressive Growth Fund	[OMITTED]